Exhibit 10.10

SECURED PROMISSORY NOTE

Date of Issuance

US $250,000.00	December 22, 2021

FOR VALUE RECEIVED, ADAMAS ONE CORP., a Nevada corporation (the “Borrower”), hereby, unconditionally promise to pay to the order of LUCY Z, LLC, a limited liability company organized under the laws of the State of Delaware (the “Lender”), the principal sum of TWO HUNDRED FIFTY THOUSAND UNITED STATES DOLLARS (US $250,000,000) (the “Principal”) pursuant to the terms of this secured promissory note (this “Note”), together with interest at the rate hereinafter provided.

1.	Definitions. The following terms used herein, shall have the following meanings:

“Default Rate” shall have the meaning set forth in Section 2.

“Effective Date” means December 22, 2021.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Indebtedness”, as applied to any Person, means (i) all indebtedness for borrowed money, (ii) all indebtedness evidenced by bonds, debentures, notes or other similar instruments, (iii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet, (iv) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (v) any obligation owed for all or any part of the deferred purchase price of property or services, (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (vii) all indebtedness of the kind referred in clauses (i) through (vi) above secured by any lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (viii) all Indebtedness of others guaranteed by such Person.

“Interest Rate” shall have the meaning set forth in Section 2.

“Maturity Date” means the earlier to occur of (i) the date thirty days (30) after the Effective Date, and (ii) the Adamas’s consummation of the Sumeru financing transaction.

“Permitted Encumbrances” means the following types of liens:

(i)                 Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 6.2;

(ii)               deposits in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies;

(iii)             Liens (a) in favor of a banking institution arising as a matter of law encumbering deposits at such institution (including the right of set-off) and which are within the general parameters customary in the banking industry, (b) that are contractual rights of set-off relating to pooled deposit or sweep accounts of a Loan Party to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of a Loan Party or (c) that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of a Loan Party in the ordinary course of business; and

(iv)              Deposits of cash with the owner or lessor of premises leased and operated by the Loan Parties the ordinary course of business to secure the performance of the Loan Party’s obligations under the terms of the lease for such premises.

“Person” means an individual, corporation (including a business trust or a limited liability company), partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof, including the Lender or any Loan Party.

“Sumeru Financing Transaction” means the Series A Preferred Share Purchase Agreement, dated as of the date hereof, by and among Sumeru Digital Global Technology Fund, L.P., and Adamas.

2.              Interest. Except as otherwise provided herein, the outstanding Principal balance of this Note shall bear interest at a fixed rate of 10% per annum (the “Interest Rate”) until paid in full, whether at maturity, upon acceleration, by prepayment or otherwise. At the option of the Lender, if any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, or at any time following the occurrence of an Event of Default (as hereinafter defined) the outstanding balance of this Note shall bear interest at the Interest Rate plus 12% per annum (the “Default Rate”) from date of such non-payment or Event of Default until payment in full (whether before or after judgment has been rendered with respect hereto), which amounts shall each become an additional part of the unpaid balance or, if elected by the Lender paid in cash, upon demand. Interest on the outstanding Principal balance of this Note shall be due and payable in the arrears on the first business day of each fiscal quarter and on the Maturity Date (as defined below). All computations of interest shall be made on the basis of 360 days and the actual number of days elapsed.

3.	Repayment.

3.1               Payments and Maturity Date. The entire outstanding Principal balance of this Note, together with all accrued and unpaid interest thereon and all other amounts due and payable hereunder, shall be due and payable in full on the Maturity Date.

3.2               Prepayment. This Note may be prepaid in whole or in part without the prior written consent of the Lender.

3.3               Form of Payment – Cash. All payments will be made in lawful money of the United States of America by wire transfer of immediately available funds at the principal office of the Lender, or at such other place as the Lender may from time to time designate in writing to Borrower.

3.4               Application of Payments. All payments hereunder will be credited first to the payment of the principal amount outstanding under this Note, second to accrued interest due and payable.

3.5               Evidence of Debt. The Lender will enter an appropriate notation on its books and records evidencing each repayment on account of the principal, and the amount of interest paid and/or capitalized. Borrower agrees that, in the absence of manifest error, the books and records of the Lender shall constitute prima facie evidence of the amount owing to the Lender pursuant to this Note.

3.6               Rescission of Payments. If at any time any payment made by Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

4.	Security.

4.1              Perfection and Further Assurances. If any amount of the outstanding Principal under this Note, any accrued and unpaid interest hereunder or any other amounts due and payable hereunder, remains unpaid and outstanding on and after the Maturity Date, each Loan Party agrees that upon request by the Lender and from time to time thereafter, at the expense of such Loan Party, such Loan Party will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Lender may request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder or under any other agreement. Each Loan Party hereby irrevocably constitutes and appoints the Lender and any officer or agent of the Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Loan Party or in the Lender’s own name, from time to time in the Lender’s discretion, for the limited purpose of carrying out the terms of Section 4.1, to take any and all reasonable and appropriate action and to execute any and all documents and instruments which may be reasonably necessary to accomplish the purposes of Section 4.1. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

5.              Representations and Warranties of the Loan Parties. In connection with the transactions contemplated by this Note, each Loan Party hereby represents and warrants to the Lender, as follows:

5.1               Due Organization; Qualification and Good Standing. Each Loan Party is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted, to execute and deliver this Note, and to perform its obligations hereunder. Each Loan Party is duly qualified to transact business and is in good standing in each jurisdiction necessary for the conduct of business of such Loan Party as presently conducted and as proposed to be conducted after the date of this Note.

5.2               Authorization and Enforceability. All corporate or other action has been taken on the part of each Loan Party and its officers, directors, managers, members and stockholders necessary for the authorization, execution and delivery of this Note and consummation of all of the transactions contemplated hereby. Each Loan Party has duly executed and delivered this Note, and this Note is a valid, legal and binding obligation of each such Loan Party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.3               No Consents. No material action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance of this Note, except for such as have been made or obtained and are in full force and effect.

5.4               Solvency. Immediately after giving effect to the making of this Note on the Effective Date, each of the Loan Parties are solvent. No corporate action, legal proceeding, other procedure, or step in respect of any insolvency, bankruptcy or reorganization of the Loan Parties has been taken by or against any Loan Party.

5.5               Litigation. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Loan Parties, threatened in writing against or affecting any Loan Party, or any business, property or rights of any such Person (i) that involve this Note or (ii) that if adversely determined would, individually or in the aggregate, have a material adverse effect upon the business, assets or financial condition of the Loan Parties, or upon the ability of any Loan Party to perform its obligations under this Note (a “Material Adverse Effect”).

5.6               Title to Properties. Each Loan Party has good and marketable title to, or valid leasehold interests in all its properties and assets that are material to its business. The interests of each Loan Party in such properties and assets are free and clear of liens, other than liens permitted hereunder. Each Loan Party is the sole legal and beneficial owner of the respective assets over which it purports to grant a lien pursuant to this Note, subject to only liens permitted hereunder.

6.	Covenants.

6.1               Compliance with Laws. Each of the Loan Parties shall comply, and shall cause each of its subsidiaries to comply, with the requirements of all applicable laws, except where a failure to comply would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

6.2               Use of Proceeds. Borrower shall use the proceeds of the Loans advanced under this Note solely (i) to pay legal expenses owed by Adamas to Greenberg Traurig, LLP in the amount of $250,000.00.

7.	Events of Default; Acceleration. Each of the following shall constitute an “Event of Default”:

7.1               The failure of Borrower to pay to the Lender as and when due and payable any and all amounts payable by Borrower to the Lender under the provisions of this Note; or

7.2               The failure of any Loan Party to perform or satisfy any covenant in this Note; or

7.3               Any representation or warranty made by the Loan Parties to the Lender herein is incorrect in any material respect on the date as of which such representation or warranty was made; or

7.4               Any Loan Party or any of its subsidiaries takes any of the following actions: (i) sells, assigns, conveys, leases or otherwise disposes of all or a material portion of its assets, except for the replacement of a capital asset with a capital asset of equal or greater value; (ii) dissolves, liquidates or otherwise ceases to do business; (iii) merges or consolidates with any entity; or (iv) engages in any action or series of actions that result in a change in Control of such Loan Party or subsidiary, as applicable (other than the consummation of the transactions contemplated by the Second Purchase Agreement or any other sale to any affiliate of Lender). As used herein, “Control” shall mean, with respect to any person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another person or entity, whether through the ownership or voting securities, by contract, or otherwise; or

7.5               Any Loan Party commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party makes a general assignment for the benefit of its creditors; or

7.6               Any Loan Party is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due; or

7.7               Upon the occurrence of an Event of Default, upon notice and demand from the Lender, the Lender may, at its option, declare the unpaid balance on this Note at once due and payable, pursue any and all other rights, remedies and recourses available to the Lender, or pursue any combination of the foregoing, all remedies hereunder being cumulative, and not exclusive, of any other rights, remedies or recourses the Lender may have at law or equity. Failure by the Lender to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Additionally, upon an Event of Default, Borrower shall pay the Lender default interest at the Default Rate in accordance with Section 2 of this Note.

8.	Guaranty.

8.1               The Guarantor hereby unconditionally and irrevocably guaranties to the Lender the full and prompt payment when due, of all payment obligations under this Note. The Guarantor agrees that this Note is a present and continuing guaranty of payment and not of collection, and that the Lender shall not be required to prosecute collection, enforcement or other remedies against any Loan Party or any other guarantor of the obligations, or to enforce or resort to any collateral for the repayment of the obligations or other rights or remedies pertaining thereto, before calling on the Guarantor for payment. The Guarantor agrees that if for any reason Borrower shall fail or be unable to pay, punctually and fully, any of the payment obligations, the Guarantor shall pay such obligations to the Lender promptly upon demand. The Guarantor agrees that one or more successive actions may be brought against the Guarantor, as often as the Lender deems advisable, until all of the payment obligations are irrevocably paid and performed in full. The Guarantor’s obligations under this Note shall terminate when all of the payment obligations are irrevocably paid and performed in full.

8.2               Each Guarantor agrees that the obligations of such Guarantor set forth in this Note shall be primary obligations, shall not be subject to any shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that the Guarantors may have against the Lender, any Lender, Borrower, any other guarantor of the obligations or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition (whether or not the Pledgor shall have any knowledge thereof), including without limitation:

(a)	Any lack of validity or enforceability of this Note

(b)                Any furnishing, exchange, substitution or release of any collateral securing repayment of any of the obligations, or any failure to perfect any lien in such collateral;

(c)                Any failure, omission or delay on the part of the Guarantor, any other guarantor of the obligations or the Lender to conform or comply with any term of this Note or any failure of Lender to give notice of any Event of Default hereunder;

(d)                Any waiver or extension of time of payment or performance or observance of any of the obligations or agreements contained in this Note;

(e)                Any action or inaction by the Lender, any failure, lack of diligence, omission or delay on the part of the Lender to enforce, assert or exercise any right, power or remedy conferred to the Lender in this Note, or any other action or inaction on the part of the Lender;

(f)                 Any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to any Loan Party, the Guarantor or any other guarantor of the obligations, as applicable, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(g)                Any merger or consolidation of any Loan Party into or with any entity, or any sale, lease or transfer of any of the assets of any Loan Party, the Guarantor or any other guarantor of the obligations to any other person or entity;

(h)                Any change in the ownership of any Loan Party or any change in the relationship between any Loan Party, the Guarantor or any other guarantor of the obligations, or any termination of any such relationship;

(i)                 Any release or discharge by operation of law of any Loan Party or any other guarantor of the obligations from any obligation or agreement contained in this Note; or

(j)                 Any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against Borrower or the Guarantor.

9.	Miscellaneous.

9.1               Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that no Loan Party may assign its obligations under this Note without the prior written consent of the Lender. This Note is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

9.2               Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute, will be governed by and construed in accordance with the internal laws of the State of Arizona, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Arizona.

9.3               Binding Arbitration. Any action, dispute or controversy arising under or in connection with this Note shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre in accordance with the Arbitration Rules of the Singapore International Arbitration Centre in force when the notice of arbitration is submitted (the “Rules”). Such arbitration shall be conducted by three (3) arbitrators appointed in accordance with the Rules (the “Arbitral Tribunal”), the Borrower and the Lender nominating one (1) arbitrator and the two (2) party-appointed arbitrators nominating the chairperson. The place of arbitration shall be in Irvine, California. The arbitration shall be the sole and exclusive forum for resolution of any such action, dispute or controversy, and the award rendered shall be final and binding. The award rendered may be entered in any court having jurisdiction thereof. The procedures for arbitration pursuant to this Section 9.3 shall be as follows:

(a)                The arbitration shall be conducted in the English language and any non- English-language documents presented to the Arbitral Tribunal at such arbitration shall be accompanied by a certified English translation thereof.

(b)                Any award of the Arbitral Tribunal: (i) shall be in writing; and (ii) shall state the reasons upon which such award is based.

(c)                Prior to the appointment of the Arbitral Tribunal, the Loan Parties and the Lender may seek appointment of an emergency arbitrator pursuant to the Rules or may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the action, dispute or controversy is otherwise resolved. After the appointment of the Arbitral Tribunal, the Loan Parties and the Lender may make an application to the Arbitral Tribunal seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the action, dispute or controversy is otherwise resolved.

(d)                Notwithstanding the foregoing, in addition to the right of the parties hereto to arbitrate actions, disputes and controversies pursuant to this Section 6.3, the Arbitral Tribunal shall have the power to (i) enter an award or order of specific performance to enforce the observance and performance of such covenant or agreement and (ii) grant an injunction restraining such breach or threatened breach. The non-breaching party shall not be required to provide any bond or other security in connection with any such award, order or injunction or in connection with any arbitration or related action or proceeding. Any arbitration awards, whether preliminary or final, shall be enforceable in a court of competent jurisdiction. Notwithstanding the Rules, the fees and costs of the Arbitral Tribunal shall be borne by the parties in inverse proportion as they prevail on matters resolved by the Arbitral Tribunal, which proportional allocations also shall be determined by the Arbitral Tribunal.

9.4               Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same instrument. The parties hereby agree that this Note may be executed and delivered by electronic means, and that any electronic signature (including, without limitation, any signature via Adobe Sign, DocuSign or other widely accepted electronic signature platform) of any party is intended to authenticate this writing and to have the same legal force and effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act; the California State Electronic Signatures and Records Act; or any other similar state laws based on the Uniform Electronic Transactions Act.

9.5               Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address or other address as subsequently modified by written notice given in accordance with this Section 9.5).

9.6               Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution and delivery of this Note, but the Loan Parties shall pay all costs and expenses, including legal fees and expenses, incurred by the Lender in enforcing this Note.

9.7               Entire Agreement; Amendments and Waivers. This Note entered into by the Loan Parties of even date herewith, constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Loan Parties and the Lender. Any waiver or amendment effected in accordance with this Section 9.7 will be binding upon each future holder of this Note and the Borrower.

9.8               No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Lender, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.9               Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

9.10           Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.

9.11           Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Borrower under this Note exceeds such maximum rate, then such excess sum will be credited by the Lender as a payment of principal.

9.12           Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[SIGNATURE PAGES FOLLOW]

BORROWER:

ADAMAS ONE CORP.

By: /s/ John G. Grdina

Name: John G. Grdina

Title: CEO/Chairman

Address :

Email Address: